Exhibit 4.3

Execution Version

NEW SUPER SENIOR EXIT TERM CREDIT AGREEMENT

dated as of

August 11, 2025

among

GRAPEVINE ENERGY HOLDINGS, LLC,
as Holdco Borrower,

THE NEW SUPER SENIOR EXIT TERM LENDERS FROM TIME TO TIME PARTY HERETO,

and

Orion Energy Partners TP Agent, LLC,
as Holdco Term Loan Administrative Agent

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Table of Contents

Page

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Note
Exhibit C	-	Form of Borrowing Request

Annex I	-	New Super Senior Exit Term Loans
Annex II	-	Lending Offices

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This NEW SUPER SENIOR EXIT TERM CREDIT AGREEMENT (this “Agreement”) is dated as of August 11, 2025, among GRAPEVINE ENERGY HOLDINGS, LLC, a Delaware limited liability company (“Holdco Borrower”), each NEW SUPER SENIOR EXIT TERM LENDER party hereto (collectively, the “New Super Senior Exit Term Lenders” and individually, a “New Super Senior Exit Term Lender”) and Orion Energy Partners TP Agent, LLC, as the Holdco Term Loan Administrative Agent (as defined in the Common Terms and Term Intercreditor Agreement (as defined below)).

WHEREAS, Holdco Borrower and certain of its Affiliates (collectively, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (as defined in the Common Terms and Term Intercreditor Agreement) on April 17, 2025, and the Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

WHEREAS, on July 3, 2025, the Debtors filed the Second Amended Plan of Reorganization of Global Clean Energy Holdings, Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated July 3, 2025 (Docket No. 301) (together with all schedules, documents and exhibits contained therein, as may be further amended, supplemented or modified from time to time, the “Approved Plan”).

WHEREAS, on July 28, 2025, the Bankruptcy Court entered an order confirming the Approved Plan (the “Confirmation Order”).

WHEREAS, Holdco Borrower is entering into this Agreement and each other Holdco Term Financing Document (as defined in the Common Terms and Term Intercreditor Agreement) on the Closing Date to finance the business of the Holdco Borrower and its Subsidiaries.

WHEREAS, the New Super Senior Exit Term Lenders are willing to provide the credit facility described herein upon the terms and subject to the conditions set forth herein and in the other Holdco Term Financing Documents.

NOW, THEREFORE, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01 Defined Terms. Capitalized terms used herein shall have the meanings provided in the Section 1.01 (Certain Defined Terms) of the Common Terms and Term Intercreditor Agreement. In addition, the following terms shall have the meanings specified below:

“Approved Plan” has the meaning specified in the recitals hereto.

“Assignment and Assumption” means an assignment and assumption entered into by a New Super Senior Exit Term Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), in the form of Exhibit A or any other form approved by the Holdco Term Loan Administrative Agent.

“Availability Period” means the period from the Closing Date to and including the earlier of (x) the then-applicable Maturity Date and (y) December 31, 2026.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Borrowing Request” means a request by Holdco Borrower for a New Super Senior Exit Term Loan in accordance with Section 2.01 and substantially in the form of Exhibit J.

“Chapter 11 Cases” has the meaning specified in the recitals hereto.

“Closing Date” means the first date on which all conditions precedent specified in Section 4.01 (Conditions to Closing Date) of the Common Terms and Term Intercreditor Agreement are satisfied (or waived in accordance with Section 10.02 (Waivers; Amendments) of the Common Terms and Term Intercreditor Agreement).

“Commitment Termination Date” means the earliest of (a) the applicable Maturity Date, (b) the end of the Availability Period and (c) the date on which the New Super Senior Exit Term Commitment is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement or the Common Terms and Term Intercreditor Agreement.

“Common Terms and Term Intercreditor Agreement” means the Common Terms and Term Intercreditor Agreement, dated as of the Closing Date, by and among Holdco Borrower, the Holdco Term Loan Administrative Agent, the Holdco Term Collateral Agent and CTCI.

“Confirmation Order” has the meaning specified in the recitals hereto.

“CTCI” means CTCI Americas, Inc., a Texas corporation.

“Debtors” has the meaning specified in the recitals hereto.

“FATCA” has the meaning assigned to such term in Section 2.07(c).

“Funding Date” has the meaning assigned to such term in Section 2.01(c).

“Funding Office” means the office specified from time to time by the Holdco Term Loan Administrative Agent as its funding office by notice to Holdco Borrower and the New Super Senior Exit Term Lenders.

“Holdco Borrower” has the meaning specified in the introductory paragraph hereto.

“Holdco Term Loan Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means the office designated as such beneath the name of a New Super Senior Exit Term Lender set forth on Annex II of this Agreement or such other office of such New Super Senior Exit Term Lender as such New Super Senior Exit Term Lender may specify in writing from time to time to the Holdco Term Administrative Agent and Holdco Borrower.

“New Super Senior Exit Term Commitment” means, with respect to each New Super Senior Exit Term Lender, the commitment of such New Super Senior Exit Term Lender to make New Super Senior Exit Term Loans to the Holdco Borrower pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount set forth opposite such New Super Senior Exit Term Lender’s name on Annex I under the heading “New Super Senior Exit Term Commitment.”

“New Super Senior Exit Term Facility” means the credit facility with respect to the New Super Senior Exit Term Loans.

“New Super Senior Exit Term Lender” has the meaning specified in the recitals hereto.

“New Super Senior Exit Term Loan” has the meaning assigned to such term in Section 2.01(a).

“Note” means a promissory note substantially in the form of Exhibit B.

“Participant” has the meaning assigned to such term in Section 8.02(f).

“Participant Register” has the meaning assigned to such term in Section 8.02(f).

“Register” has the meaning assigned to such term in Section 8.02(c).

“Related Fund” means with respect to any New Super Senior Exit Term Lender, any fund that is managed or advised by the same investment advisor as such New Super Senior Exit Term Lender, by such New Super Senior Exit Term Lender or an Affiliate of such New Super Senior Exit Term Lender.

“Required New Super Senior Exit Term Lenders” means, at any time, New Super Senior Exit Term Lenders having aggregate New Super Senior Exit Term Commitments (or, if the New Super Senior Exit Term Commitments are terminated, holding New Super Senior Exit Term Loans) representing fifty percent (50%) or more of the sum of the total New Super Senior Exit Term Commitments (or, if the New Super Senior Exit Term Commitments are terminated, aggregate outstanding principal amount of New Super Senior Exit Term Loans) at such time; provided that, for the avoidance of doubt, the term “New Super Senior Exit Term Commitments” as used in this definition refers to the New Super Senior Exit Term Lenders’ aggregate New Super Senior Exit Term Commitments, whether drawn or undrawn, as of the applicable date of determination.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.07(b)(ii)(B)(III).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Terms Generally. Unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation provided in Section 1.02 (Terms Generally) of the Common Terms and Term Intercreditor Agreement, mutatis mutandis.

Section 1.03 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. If Holdco Borrower notifies the Holdco Term Loan Administrative Agent that Holdco Borrower wishes to amend any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then Holdco Borrower’s compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in a manner satisfactory to Holdco Borrower and the Holdco Term Loan Administrative Agent.

Section 1.04 Divisions. Any reference herein or in any other Holdco Term Financing Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer or similar term, as applicable to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder and under any other Holdco Term Financing Document (and each division of any limited liability company that is a Subsidiary, Affiliate, joint venture or any other like term shall also constitute such a separate Person or entity hereunder or any other Holdco Term Financing Document).

Article II

THE CREDITS

Section 2.01 New Super Senior Exit Term Facility.

(a) New Super Senior Exit Term Loan. Subject to the terms and conditions set forth in this Agreement and the Common Terms and Term Intercreditor Agreement and in reliance upon the representations and warranties of the Company Parties set forth in the Common Terms and Term Intercreditor Agreement, each New Super Senior Exit Term Lender severally, but not jointly, agrees to advance to Holdco Borrower from time to time during the Availability Period such loans as Holdco Borrower may request pursuant to this Section 2.01 (individually, a “New Super Senior Exit Term Loan” and, collectively, the “New Super Senior Exit Term Loans”) in an aggregate principal amount which, when added to the aggregate principal amount of all prior New Super Senior Exit Term Loans made by such New Super Senior Exit Term Lender under this Agreement, does not exceed such New Super Senior Exit Term Lender’s New Super Senior Exit Term Commitment.

(b) No Reborrowing. Amounts prepaid or repaid in respect of any New Super Senior Exit Term Loan may not be reborrowed.

(c) Notice of Loan Borrowing. To request a borrowing of New Super Senior Exit Term Loans, Holdco Borrower shall deliver to the Holdco Term Loan Administrative Agent and the New Super Senior Exit Term Lenders, on a Business Day, a Borrowing Request. The date of the proposed borrowing (each such date, subject to the immediately succeeding sentence below, a “Funding Date”) specified in a Borrowing Request shall be no earlier than thirteen (13) Business Days after the delivery of such Borrowing Request; provided that the Holdco Borrower shall be permitted to deliver a Borrowing Request with respect to New Super Senior Exit Term Loans to be funded on the Closing Date no later than three (3) Business Days prior to the Closing Date.

Each Borrowing Request shall specify the amount to be borrowed and the proposed Funding Date (which shall be a Business Day). Upon receipt of such Borrowing Request, the Holdco Term Loan Administrative Agent shall promptly notify each New Super Senior Exit Term Lender thereof.

(d) Notice by the Holdco Term Loan Administrative Agent to the New Super Senior Exit Term Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.01, the Holdco Term Loan Administrative Agent shall advise each New Super Senior Exit Term Lender of the details thereof and of the amount of such New Super Senior Exit Term Lender’s New Super Senior Exit Term Loan requested to be made as part of the New Super Senior Exit Term Loan.

Section 2.02 Funding of the New Super Senior Exit Term Loans. Subject to the satisfaction or waiver of the conditions set forth in Section 4.01 and Section 4.02, each New Super Senior Exit Term Lender shall, no later than 12:00 Noon, New York City time, on the Funding Date specified in the respective Borrowing Request or pursuant to Section 2.01(a), make available to the Holdco Term Loan Administrative Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the New Super Senior Exit Term Loan to be made by such New Super Senior Exit Term Lender. Holdco Term Loan Administrative Agent shall make available to Holdco Borrower the aggregate of the amounts made available to Holdco Term Loan Administrative Agent by the New Super Senior Exit Term Lenders, in like funds as received by the Holdco Term Loan Administrative Agent.

Section 2.03 Termination and Reduction of the Commitments. On the Commitment Termination Date, the New Super Senior Exit Term Commitments shall automatically and without notice be reduced to zero.

Section 2.04 Evidence of Debt.

(a) Each New Super Senior Exit Term Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Holdco Borrower to such New Super Senior Exit Term Lender resulting from the New Super Senior Exit Term Loan made by such New Super Senior Exit Term Lender, including the amounts of principal and interest payable and paid to such New Super Senior Exit Term Lender from time to time hereunder. In the case of a New Super Senior Exit Term Lender that does not request execution and delivery of a Note evidencing the New Super Senior Exit Term Loan made by such New Super Senior Exit Term Lender to Holdco Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Holdco Term Loan Administrative Agent in the Register, be conclusive and binding on Holdco Borrower absent manifest error; provided that the failure of any New Super Senior Exit Term Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any obligations of Holdco Borrower.

(b) Holdco Borrower agrees that, upon the request to the Holdco Term Loan Administrative Agent by any New Super Senior Exit Term Lender, Holdco Borrower will execute and deliver to such New Super Senior Exit Term Lender, as applicable, a Note payable to such New Super Senior Exit Term Lender in an amount equal to such New Super Senior Exit Term Lender’s New Super Senior Exit Term Loan evidencing the New Super Senior Exit Term Loan made by such New Super Senior Exit Term Lender. Holdco Borrower hereby irrevocably authorizes each New Super Senior Exit Term Lender to make (or cause to be made) appropriate notations on the grid attached to such New Super Senior Exit Term Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate applicable to the New Super Senior Exit Term Loan evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Holdco Term Loan Administrative Agent in the Register, be conclusive and binding on Holdco Borrower absent manifest error; provided that the failure of any New Super Senior Exit Term Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of Holdco Borrower. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 8.02(b).

Section 2.05 Fees. Subject to Section 9.08 (Obligation Payment Waterfall) of the Common Terms and Term Intercreditor Agreement in all respects:

(a) [Reserved].

(b) Payment of Fees. All fees that may be payable by Holdco Borrower to any New Super Senior Exit Term Lender hereunder from time to time pursuant to a written agreement between Holdco Borrower and such New Super Senior Exit Term Lender shall be paid on the dates due, in Dollars and immediately available funds, to the Holdco Term Loan Administrative Agent for distribution to the New Super Senior Exit Term Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

Section 2.06 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board under Regulation D or otherwise) against assets of, deposits with or for account of, or credit extended by, any New Super Senior Exit Term Lender; or

(ii) impose on any New Super Senior Exit Term Lender any other condition not otherwise contemplated hereunder affecting this Agreement or the New Super Senior Exit Term Loan made by such New Super Senior Exit Term Lender;

and the result of any of the foregoing shall be to increase the cost to such New Super Senior Exit Term Lender of making or maintaining any New Super Senior Exit Term Loan (or of maintaining its obligation to make any such New Super Senior Exit Term Loan) to Holdco Borrower or to increase the cost to such New Super Senior Exit Term Lender or to reduce the amount of any sum received or receivable by such New Super Senior Exit Term Lender hereunder (whether of principal, interest or otherwise), then Holdco Borrower will pay to such New Super Senior Exit Term Lender such additional amount or amounts as will compensate such New Super Senior Exit Term Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any New Super Senior Exit Term Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such New Super Senior Exit Term Lender’s capital or on the capital of such New Super Senior Exit Term Lender’s holding company, if any, as a consequence of this Agreement or the New Super Senior Exit Term Loan made by such New Super Senior Exit Term Lender to a level below that which such New Super Senior Exit Term Lender or such New Super Senior Exit Term Lender’s holding company could have achieved but for such Change in Law (taking into consideration such New Super Senior Exit Term Lender’s policies and the policies of such New Super Senior Exit Term Lender’s holding company with respect to capital adequacy), then from time to time Holdco Borrower will pay to such New Super Senior Exit Term Lender such additional amount or amounts as will compensate such New Super Senior Exit Term Lender or such New Super Senior Exit Term Lender’s holding company for any such reduction suffered.

(c) Certificates from New Super Senior Exit Term Lenders. A certificate of a New Super Senior Exit Term Lender setting forth calculations in reasonable detail of the amount or amounts necessary to compensate such New Super Senior Exit Term Lender or its respective holding company, as the case may be, as specified in Section 2.06(a) or Section 2.06(b) shall be delivered to Holdco Borrower and shall be conclusive absent manifest error. Holdco Borrower shall pay such New Super Senior Exit Term Lender the amount shown as due on any such certificate within thirty (30) Business Days after receipt thereof.

(d) Delay in Requests. Promptly after any New Super Senior Exit Term Lender has determined that it will make a request for increased compensation pursuant to this Section 2.06, such New Super Senior Exit Term Lender shall notify Holdco Borrower thereof. Failure or delay on the part of any New Super Senior Exit Term Lender to demand compensation pursuant to this Section shall not constitute a waiver of such New Super Senior Exit Term Lender’s right to demand such compensation; provided that Holdco Borrower shall not be required to compensate a New Super Senior Exit Term Lender pursuant to this Section 2.06 for any increased costs or reductions incurred more than ninety (90) days prior to the date that such New Super Senior Exit Term Lender notifies Holdco Borrower of the Change in Law giving rise to such increased costs or reductions and of such New Super Senior Exit Term Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90)-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.07 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Holdco Borrower hereunder or under any other Holdco Term Financing Document shall be made free and clear of and without withholding or deduction for any Taxes; provided that if Holdco Borrower (or the applicable withholding agent) shall be required by law to withhold or deduct any Taxes from such payments, then Holdco Borrower shall make or shall cause to be made such withholdings and deductions and shall pay or shall cause to be paid the full amount withheld and deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Forms. (i) Any of the Holdco Term Loan Administrative Agent, the Holdco Term Collateral Agent or any New Super Senior Exit Term Lender (including any assignee New Super Senior Exit Term Lender) that is legally entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Holdco Borrower is located with respect to payments under this Agreement shall deliver to Holdco Borrower (with a copy to the Holdco Term Loan Administrative Agent), at the time or times reasonably requested in writing by Holdco Borrower, the Holdco Term Collateral Agent or the Holdco Term Loan Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without or at a reduced rate of, withholding. In addition, any of the Holdco Term Loan Administrative Agent, the Holdco Term Collateral Agent or any New Super Senior Exit Term Lender, if reasonably requested in writing by Holdco Borrower or the Holdco Term Loan Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by Holdco Borrower or the Holdco Term Loan Administrative Agent as will enable Holdco Borrower or the Holdco Term Loan Administrative Agent to determine whether or not such New Super Senior Exit Term Lender is subject to any withholding tax. Upon the reasonable written request of Holdco Borrower or the Holdco Term Loan Administrative Agent, or if any form or certification previously delivered expires or becomes obsolete or inaccurate, any New Super Senior Exit Term Lender shall update any such form or certification previously delivered pursuant to this Section 2.07(b)(i). Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation shall not be required if in the New Super Senior Exit Term Lender’s judgment such completion, execution or submission would subject such New Super Senior Exit Term Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such New Super Senior Exit Term Lender.

(ii) Without limiting the generality of the foregoing, in the event that Holdco Borrower is a US Person,

(A) any New Super Senior Exit Term Lender that is a US Person shall deliver to Holdco Borrower and the Holdco Term Loan Administrative Agent on or prior to the date on which such New Super Senior Exit Term Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Holdco Borrower or the Holdco Term Loan Administrative Agent), executed copies of IRS Form W-9 certifying that such New Super Senior Exit Term Lender is exempt from U.S. federal backup withholding tax;

(B) any New Super Senior Exit Term Lender who is not a US Person shall, to the extent it is legally entitled to do so, deliver to Holdco Borrower and the Holdco Term Loan Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such New Super Senior Exit Term Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Holdco Borrower or the Holdco Term Loan Administrative Agent), whichever of the following is applicable:

(I) in the case of a New Super Senior Exit Term Lender who is not a US Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Holdco Term Financing Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article (in the case of interest with respect to any portion of the New Super Senior Exit Term Loans or other loans hereunder that are treated as indebtedness for U.S. federal income tax purposes, as determined by Holdco Borrower in accordance with its organizational documents (“Tax Indebtedness”)) or the “dividends” article (in the case of interest with respect to any portion of the New Super Senior Exit Term Loans or other loans hereunder that are not Tax Indebtedness) of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Holdco Term Financing Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a New Super Senior Exit Term Lender who is not a US Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code with respect to interest in respect of any Tax Indebtedness, (x) a certificate to the effect that such New Super Senior Exit Term Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Holdco Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV) to the extent a New Super Senior Exit Term Lender who is not a US Person is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such New Super Senior Exit Term Lender is a partnership and one or more direct or indirect partners of such New Super Senior Exit Term Lender are claiming the portfolio interest exemption with respect to interest in respect of any Tax Indebtedness, such New Super Senior Exit Term Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(c) If a payment made to the Holdco Term Loan Administrative Agent, the Holdco Term Collateral Agent or any New Super Senior Exit Term Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by the Foreign Account Tax Compliance Act (“FATCA”) if such Holdco Term Loan Administrative Agent, Holdco Term Collateral Agent or New Super Senior Exit Term Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holdco Term Loan Administrative Agent, Holdco Term Collateral Agent or New Super Senior Exit Term Lender shall deliver to Holdco Borrower and the Holdco Term Loan Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Holdco Borrower or the Holdco Term Loan Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Holdco Borrower or the Holdco Term Loan Administrative Agent as may be necessary for Holdco Borrower and the Holdco Term Loan Administrative Agent to comply with their obligations under FATCA and to determine that such New Super Senior Exit Term Lender has complied with such Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) Survival. Each party’s obligations under this Section 2.07 shall survive the resignation or replacement of the Holdco Term Loan Administrative Agent or any assignment of rights by, or the replacement of, a New Super Senior Exit Term Lender, the termination of the New Super Senior Exit Term Loans and the repayment, satisfaction or discharge of all obligations under any Holdco Term Financing Documents.

Section 2.08 Change of Lending Office. If any New Super Senior Exit Term Lender requests compensation under Section 2.06, then such New Super Senior Exit Term Lender shall (i) file any certificate or document reasonably requested in writing by Holdco Borrower and/or (ii) use reasonable efforts to designate a different Lending Office for funding or booking its New Super Senior Exit Term Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such New Super Senior Exit Term Lender exercised in good faith, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.06 in the future and (y) would not subject such New Super Senior Exit Term Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such New Super Senior Exit Term Lender in any material respect. Holdco Borrower hereby agrees to pay all reasonable costs and expenses incurred by any New Super Senior Exit Term Lender in connection with any such designation or assignment.

Section 2.09 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Holdco Term Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Holdco Term Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Holdco Term Financing Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 2.10 Pro Rata Treatment. Except to the extent otherwise provided herein, the New Super Senior Exit Term Loan shall be made from the New Super Senior Exit Term Lenders, and each termination or reduction of the amount of the New Super Senior Exit Term Commitments under Section 2.03 shall be applied to the respective New Super Senior Exit Term Commitments of the New Super Senior Exit Term Lenders, pro rata according to the amounts of their respective applicable New Super Senior Exit Term Commitments.

Section 2.11 Incorporation by Reference. The provisions of Section 2.05(a) (Optional Prepayments), Section 2.06 (Payments Generally; Ratable Treatment; Sharing of Setoffs) and Section 2.07 (Interest) of the Common Terms and Term Intercreditor Agreement are hereby incorporated by reference as if fully set forth herein, mutatis mutandis.

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Incorporation of Common Terms and Term Intercreditor Agreement. The representations and warranties set forth in Article III (Representations and Warranties) of the Common Terms and Term Intercreditor Agreement have been made to and for the benefit of each of the New Super Senior Exit Term Lenders and shall apply mutatis mutandis to this Article III as if fully set forth herein.

Article IV

CONDITIONS

Section 4.01 Conditions to Closing Date. The occurrence of the Closing Date and the effectiveness of this Agreement are subject to satisfaction of the conditions precedent set forth in Section 4.01 (Conditions to Closing Date) of the Common Terms and Term Intercreditor Agreement, each of which shall be satisfactory to the Holdco Term Loan Administrative Agent and each New Super Senior Exit Term Lender (unless waived by each New Super Senior Exit Term Lender Lender in accordance with Section 10.02 (Amendments, Etc.) of the Common Terms and Term Intercreditor Agreement).

Section 4.02 Conditions to Each Funding Date. The occurrence of each Funding Date and each New Super Senior Exit Term Lender’s obligations to make the New Super Senior Exit Term Loans pursuant to Section 2.01 are subject to the receipt by the Holdco Term Loan Administrative Agent (except as set forth otherwise below) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which must be satisfied to the reasonable satisfaction of the Holdco Term Loan Administrative Agent and each New Super Senior Exit Term Lenders (unless waived in accordance with Section 8.03):

(a) Borrowing Request. For any borrowing of New Super Senior Exit Term Commitments, the Holdco Term Loan Administrative Agent shall have received a Borrowing Request in accordance with Section 2.01.

(b) New Super Senior Exit CTCI Agreement. CTCI shall be in compliance with its material obligations under the New Super Senior Exit CTCI Agreement.

Article V

COVENANTS

Section 5.01 Covenants. The covenants set forth in Article V (Affirmative Covenants) and Article VI (Negative Covenants) of the Common Terms and Term Intercreditor Agreement have been made to and for the benefit of each of the New Super Senior Exit Term Lenders and shall apply mutatis mutandis to this Article V as if fully set forth herein.

Article VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. The occurrence of any Event of Default under the Common Terms and Term Intercreditor Agreement shall constitute an event of default under this Agreement, subject to all of the relevant provisions of the Common Terms and Term Intercreditor Agreement.

Article VII

THE AGENTS

Section 7.01 Appointment and Authorization of the Holdco Term Loan Administrative Agent.

(a) Each of the New Super Senior Exit Term Lenders hereby irrevocably appoints the Holdco Term Loan Administrative Agent to act on its behalf as its agent hereunder and under the other Holdco Term Financing Documents and authorizes the Holdco Term Loan Administrative Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the New Super Senior Exit Term Lenders hereby irrevocably appoints the Holdco Term Collateral Agent to act on its behalf as its agent under the Common Terms and Term Intercreditor Agreement and other Holdco Term Financing Documents and authorizes the Holdco Term Collateral Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to it by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The Holdco Term Loan Administrative Agent, by executing this Agreement, hereby accepts such appointment. The provisions of this Article are solely for the benefit of the Agents and the New Super Senior Exit Term Lenders (other than the express rights of Holdco Borrower under Section 7.07), and Holdco Borrower shall have no rights as a third party beneficiary of any of such provisions.

(b) The Holdco Term Loan Administrative Agent hereby agrees, and each New Super Senior Exit Term Lender (and each Person that becomes a New Super Senior Exit Term Lender hereunder pursuant to Section 8.02) hereby authorizes, directs and requires the Holdco Term Loan Administrative Agent to (i) execute, deliver and perform each of the Holdco Term Financing Documents to which such Agent is intended to be a party on behalf of such New Super Senior Exit Term Lender and (ii) enter into amendments and other modifications of the Holdco Term Financing Documents solely to the extent expressly permitted in accordance with Section 10.02(b) (Amendments) of the Common Terms and Term Intercreditor Agreement.

Section 7.02 Rights as a New Super Senior Exit Term Lender. The Holdco Term Loan Administrative Agent shall have the same rights and powers in its capacity as a New Super Senior Exit Term Lender as any other New Super Senior Exit Term Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdco Borrower or any of Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 7.03 Duties of Agent; Exculpatory Provisions. The Holdco Term Loan Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Holdco Term Financing Documents. All communications, notices, financial statements, projections, reports and other information received by the Holdco Term Loan Administrative Agent in relation to Holdco Term Financing Documents must be provided to each New Super Senior Exit Term Lender within one (1) Business Day after receipt. Without limiting the generality of the foregoing, the Holdco Term Loan Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Holdco Term Financing Documents that such Agent is required to exercise, and (c) shall not, except as expressly set forth herein and in the other Holdco Term Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdco Borrower or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as an Agent or any of its Affiliates in any capacity. The Holdco Term Loan Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the New Super Senior Exit Term Lenders or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable decision. The Holdco Term Loan Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by Holdco Borrower or a New Super Senior Exit Term Lender, and the Holdco Term Loan Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Holdco Term Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Holdco Term Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV (Conditions) of the Common Terms and Term Intercreditor Agreement or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent.

Section 7.04 Reliance by Holdco Term Loan Administrative Agent. The Holdco Term Loan Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Holdco Term Loan Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Holdco Term Loan Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05 Delegation of Duties. The Holdco Term Loan Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. The Holdco Term Loan Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Holdco Term Loan Administrative Agent and any such sub-agent, and shall apply to their respective activities as well as activities as the Holdco Term Loan Administrative Agent.

Section 7.06 Withholding of Taxes by the Holdco Term Loan Administrative Agent; Indemnification. To the extent required by any Applicable Law, the Holdco Term Loan Administrative Agent may withhold from any payment to any New Super Senior Exit Term Lender an amount equivalent to any applicable withholding Taxes. If any Governmental Authority asserts a claim that the Holdco Term Loan Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any New Super Senior Exit Term Lender because the appropriate form was not delivered or was not properly executed or because such New Super Senior Exit Term Lender failed to notify the Holdco Term Loan Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Taxes ineffective or for any other reason, or if the Holdco Term Loan Administrative Agent reasonably determines that a payment was made to a New Super Senior Exit Term Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such New Super Senior Exit Term Lender shall promptly indemnify the Holdco Term Loan Administrative Agent fully for all amounts paid, directly or indirectly, by Holdco Term Loan Administrative Agent as Taxes or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each New Super Senior Exit Term Lender shall severally indemnify the Holdco Term Loan Administrative Agent, within ten days after demand therefor, for (i) any Taxes attributable to such Person, and (ii) any Taxes attributable to such Person’s failure to comply with the provisions of Section 8.02(f) relating to the maintenance of a Participant Register, in each case, that are payable or paid by the Holdco Term Loan Administrative Agent in connection with any Holdco Term Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any New Super Senior Exit Term Lender by the Holdco Term Loan Administrative Agent shall be conclusive absent manifest error. Each New Super Senior Exit Term Lender hereby authorizes the Holdco Term Loan Administrative Agent to set off and apply any and all amounts at any time owing to such New Super Senior Exit Term Lender under any Holdco Term Financing Document or otherwise payable by the Holdco Term Loan Administrative Agent to the New Super Senior Exit Term Lender from any other source against any amount due to the Holdco Term Loan Administrative Agent under this Section 7.06.

Section 7.07 Resignation of Holdco Term Loan Administrative Agent. The Holdco Term Loan Administrative Agent may resign at any time upon thirty days’ notice by notifying the New Super Senior Exit Term Lenders and Holdco Borrower, and the Holdco Term Loan Administrative Agent may be removed at any time by the Required New Super Senior Exit Term Lenders (with a prior written notice to Holdco Borrower). Upon any such resignation or removal, the Required New Super Senior Exit Term Lenders shall have the right, with the consent of Holdco Borrower (such consent not to be unreasonably withheld), to appoint a successor Holdco Term Loan Administrative Agent. If no successor shall have been so appointed by the Required New Super Senior Exit Term Lenders and approved by Holdco Borrower and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the New Super Senior Exit Term Lenders, appoint a successor Holdco Term Loan Administrative Agent, which shall be a New Super Senior Exit Term Lender with an office in New York, New York, an Affiliate of a New Super Senior Exit Term Lender or a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $250,000,000. Upon the acceptance of its appointment as Holdco Term Loan Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section 7.07). The fees payable by Holdco Borrower to a successor Holdco Term Loan Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Holdco Borrower and such successor. After the Holdco Term Loan Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.03 (Expenses; Indemnity; Etc.) of the Common Terms and Term Intercreditor Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Holdco Term Loan Administrative Agent.

Section 7.08 Non-Reliance on Holdco Term Loan Administrative Agent or Other New Super Senior Exit Term Lenders. Each New Super Senior Exit Term Lender acknowledges that it has, independently and without reliance upon the Holdco Term Loan Administrative Agent, the Affiliates of any Agent or any other New Super Senior Exit Term Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each New Super Senior Exit Term Lender also acknowledges that it will, independently and without reliance upon the Holdco Term Loan Administrative Agent, the Affiliates of such Agent or any other New Super Senior Exit Term Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Holdco Term Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 7.09 No Other Duties; Etc. The parties agree that the Holdco Term Loan Administrative Agent shall not have any obligations, liability or responsibility under or in connection with this Agreement and the other Holdco Term Financing Documents and that the Holdco Term Loan Administrative Agent shall not have any obligations, liabilities or responsibilities except for those expressly set forth herein and in the other Holdco Term Financing Documents.

Section 7.10 Certain ERISA Matters.

(a) Each New Super Senior Exit Term Lender (x) represents and warrants, as of the date such Person became a New Super Senior Exit Term Lender party hereto, to, and (y) covenants, from the date such Person became a New Super Senior Exit Term Lender party hereto to the date such Person ceases being a New Super Senior Exit Term Lender party hereto, for the benefit of the Holdco Term Loan Administrative Agent and each of its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Holdco Borrower or any other Company Party, that at least one of the following is and will be true:

(i) such New Super Senior Exit Term Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more employee benefit plans (as defined in Section 3(3) of ERISA) in connection with the New Super Senior Exit Term Loans or the New Super Senior Exit Term Commitments;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975, such New Super Senior Exit Term Lender’s entrance into, participation in, administration of and performance of the New Super Senior Exit Term Loans, the New Super Senior Exit Term Commitments and this Agreement;

(iii) (A) such New Super Senior Exit Term Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such New Super Senior Exit Term Lender to enter into, participate in, administer and perform the New Super Senior Exit Term Loans, the New Super Senior Exit Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the New Super Senior Exit Term Loans, the New Super Senior Exit Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and subsection (k) of Part I of PTE 84-14 and (D) to the best knowledge of such New Super Senior Exit Term Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such New Super Senior Exit Term Lender’s entrance into, participation in, administration of and performance of the New Super Senior Exit Term Loans, the New Super Senior Exit Term Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the applicable Holdco Term Loan Administrative Agent, in its sole discretion, and such New Super Senior Exit Term Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a New Super Senior Exit Term Lender or such New Super Senior Exit Term Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such New Super Senior Exit Term Lender further (x) represents and warrants, as of the date such Person became a New Super Senior Exit Term Lender party hereto, to, and (y) covenants, from the date such Person became a New Super Senior Exit Term Lender party hereto to the date such Person ceases being a New Super Senior Exit Term Lender party hereto, for the benefit of the Holdco Term Loan Administrative Agent and each of its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Holdco Borrower or any other Company Party, that none of the Holdco Term Loan Administrative Agent or its respective Affiliates is a fiduciary with respect to the assets of such New Super Senior Exit Term Lender (including in connection with the reservation or exercise of any rights by the Holdco Term Loan Administrative Agent under this Agreement, any Holdco Term Financing Document or any documents related to hereto or thereto).

Article VIII

MISCELLANEOUS

Section 8.01 Incorporation by Reference. The provisions of Section 10.01 (Notices), Section 10.03 (Expenses; Indemnity; Etc.), Section 10.05 (Survival), Section 10.06 (Counterparts; Integration; Effectiveness), Section 10.07 (Severability), Section 10.08 (Right of Setoff), Section 10.09 (Governing Law; Jurisdiction; Etc.), Section 10.10 (Headings), Section 10.11 (Confidentiality), Section 10.12 (Non-Recourse), Section 10.13 (No Third Party Beneficiaries), Section 10.14 (Reinstatement), Section 10.15 (USA PATRIOT Act), Section 10.16 (Electronic Execution of Assignments and Certain Other Documents.), Section 10.17 (USURY) and Section 10.18 (Certain Tax Matters) of the Common Terms and Term Intercreditor Agreement are hereby incorporated by reference as if fully set forth herein, mutatis mutandis.

Section 8.02 Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Holdco Borrower may not assign or otherwise transfer, directly or indirectly, any of their respective rights or obligations hereunder or under any other Holdco Term Financing Document without the prior written consent of each New Super Senior Exit Term Lender (and any attempted assignment or transfer by such New Super Senior Exit Term Lender without such consent shall be null and void) and (ii) no New Super Senior Exit Term Lender may assign or otherwise transfer, directly or indirectly, any of its rights or obligations hereunder except in accordance with this Section 8.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 8.02(f)) and, to the extent expressly contemplated hereby, the Indemnified Parties referred to in Section 10.03(b) (Indemnification by Holdco Borrower) of the Common Terms and Term Intercreditor Agreement and the Related Parties of each of the Holdco Term Loan Administrative Agent and the New Super Senior Exit Term Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by New Super Senior Exit Term Lenders. Any New Super Senior Exit Term Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its New Super Senior Exit Term Loan at the time owing to it); provided that:

(i) except in the case of an assignment to a New Super Senior Exit Term Lender or an Affiliate or Related Fund of a New Super Senior Exit Term Lender, the amount of the New Super Senior Exit Term Loan of the assigning New Super Senior Exit Term Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Holdco Term Loan Administrative Agent) shall not be less than $500,000 unless Holdco Borrower and the Holdco Term Loan Administrative Agent otherwise consent;

(ii) except in the case of an assignment to a New Super Senior Exit Term Lender or an Affiliate or Related Fund of a New Super Senior Exit Term Lender, the Holdco Term Loan Administrative Agent must give its prior written consent to such assignment, not to be unreasonably withheld, conditioned or delayed;

(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning New Super Senior Exit Term Lender’s rights and obligations under this Agreement;

(iv) except in the case of an assignment to an Affiliate, the parties to each assignment shall execute and deliver to the Holdco Term Loan Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(v) the assignee, if it shall not be a New Super Senior Exit Term Lender, shall deliver to the Holdco Term Loan Administrative Agent an Administrative Questionnaire; and

(vi) any assignment to CTCI or any of its Affiliates thereof shall be subject to the prior written approval of each of the New Super Senior Exit Term Lenders.

provided further that any consent of Holdco Borrower otherwise required under this clause (b) shall not be required if any Event of Default under Sections 7.01(a), (b) or, solely with respect to Holdco Borrower, (f) of the Common Terms and Term Intercreditor Agreement has occurred and is continuing and shall be deemed given if Holdco Borrower has not responded to a request for such consent within five (5) Business Days of the request. Upon acceptance and recording pursuant to Section 8.02(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a New Super Senior Exit Term Lender under this Agreement, and the assigning New Super Senior Exit Term Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning New Super Senior Exit Term Lender’s rights and obligations under this Agreement, such New Super Senior Exit Term Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.07 (Payments Generally; Ratable Treatment; Sharing of Setoffs) and 10.03 (Expenses; Indemnity; Etc.) of the Common Terms and Term Intercreditor Agreement). Any assignment or transfer by a New Super Senior Exit Term Lender of rights or obligations under this Agreement that does not comply with this Section 8.02(b) shall be treated for purposes of this Agreement as a sale by such New Super Senior Exit Term Lender of a participation in such rights and obligations in accordance with Section 8.02(f).

(c) Maintenance of Register by the Holdco Term Loan Administrative Agent. The Holdco Term Loan Administrative Agent, acting for this purpose as an agent of Holdco Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the New Super Senior Exit Term Lenders, principal amount of the New Super Senior Exit Term Loan owing to each New Super Senior Exit Term Lender pursuant to the terms hereof from time to time and the amount of any Accrued Interest owing from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdco Borrower, the Holdco Term Loan Administrative Agent and the New Super Senior Exit Term Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a New Super Senior Exit Term Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdco Borrower and any New Super Senior Exit Term Lender, at any reasonable time and from time to time upon reasonable prior notice. The Holdco Term Loan Administrative Agent shall give to any New Super Senior Exit Term Lender promptly upon request therefor, a complete and correct copy of the names and addresses of all registered New Super Senior Exit Term Lenders.

(d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning New Super Senior Exit Term Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a New Super Senior Exit Term Lender hereunder), the processing and recordation fee referred to in Section 8.02(b) and any written consent to such assignment required by Section 8.02(b), the Holdco Term Loan Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 8.02(d).

(e) Limitations on Rights of Assignees. An assignee New Super Senior Exit Term Lender shall not be entitled to receive any greater payment under Section 2.07 (Payments Generally; Ratable Treatment; Sharing of Setoffs) of the Common Terms and Term Intercreditor Agreement than the assigning New Super Senior Exit Term Lender would have been entitled to receive with respect to the interest assigned to such assignee (based on the circumstances existing at the time of the assignment), unless Holdco Borrower’s prior written consent has been obtained therefor.

(f) Participations. Any New Super Senior Exit Term Lender may, without the consent of Holdco Borrower or the Holdco Term Loan Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such New Super Senior Exit Term Lender’s rights and obligations under this Agreement and the other Holdco Term Financing Documents (including all or a portion of the New Super Senior Exit Term Loan owing to it); provided that (i) such New Super Senior Exit Term Lender’s obligations under this Agreement and the other Holdco Term Financing Documents shall remain unchanged, (ii) such New Super Senior Exit Term Lender shall remain solely responsible to the other parties hereto for the performance of any such obligations and (iii) Holdco Borrower, the Holdco Term Loan Administrative Agent and the other New Super Senior Exit Term Lenders shall continue to deal solely and directly with such New Super Senior Exit Term Lender in connection with such New Super Senior Exit Term Lender’s rights and obligations under this Agreement and the other Holdco Term Financing Documents. Any agreement or instrument pursuant to which a New Super Senior Exit Term Lender sells such a participation shall provide that such New Super Senior Exit Term Lender shall retain the sole right to enforce this Agreement and the other Holdco Term Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Holdco Term Financing Document; provided that, such agreement or instrument may provide that such New Super Senior Exit Term Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) (Waivers; Amendments) of the Common Terms and Term Intercreditor Agreement that affects such Participant. Subject to Section 8.02(g), Holdco Borrower agrees that each Participant shall be entitled to the benefits of Section 2.07 (Payments Generally; Ratable Treatment; Sharing of Setoffs) of the Common Terms and Term Intercreditor Agreement to the same extent as if it were a New Super Senior Exit Term Lender and had acquired its interest by assignment pursuant to Section 8.02(b). Each New Super Senior Exit Term Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Holdco Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the New Super Senior Exit Term Loan or other obligations under the Holdco Term Financing Documents held by it (the “Participant Register”); provided that no New Super Senior Exit Term Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any New Super Senior Exit Term Loan or its other obligations under any Holdco Term Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such participation complies with this Section 8.02 and that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations (or any amended or successor version thereof). The entries in the Participant Register shall be conclusive absent manifest error, and such New Super Senior Exit Term Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Holdco Term Loan Administrative Agent (in its capacity as Holdco Term Loan Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.06 (Payments Generally; Ratable Treatment; Sharing of Setoffs) of the Common Terms and Term Intercreditor Agreement than the applicable New Super Senior Exit Term Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with Holdco Borrower’s prior written consent, or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall comply with Section 2.07(b) as though it were a New Super Senior Exit Term Lender (it being understood that the documentation required under Section 2.07(b) shall be delivered to the participating New Super Senior Exit Term Lender).

(h) Certain Pledges.

(i) Any New Super Senior Exit Term Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such New Super Senior Exit Term Lender, including any such pledge or assignment to a Federal Reserve Bank, the European Central Bank or any other central bank or similar monetary authority in the jurisdiction of such New Super Senior Exit Term Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a New Super Senior Exit Term Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such New Super Senior Exit Term Lender as a party hereto; and provided further that any payment in respect of such pledge or assignment made by Holdco Borrower to or for the account of the pledging or assigning New Super Senior Exit Term Lender in accordance with the terms of this Agreement shall satisfy Holdco Borrower’s obligations hereunder in respect of such pledged or assigned New Super Senior Exit Term Loan to the extent of such payment.

(ii) Notwithstanding any other provision of this Agreement, any New Super Senior Exit Term Lender may, without informing, consulting with or obtaining the consent of any other party to the Holdco Term Financing Documents and without formality under any Holdco Term Financing Documents, assign by way of security, mortgage, charge or otherwise create security by any means over, its rights under any Holdco Term Financing Document to secure the obligations of that New Super Senior Exit Term Lender to any Person that would be a permitted assignee (without the consent of Holdco Borrower or any Agent) pursuant to Section 8.02(a) including (A) to the benefit of any of its Affiliates and/or (B) within the framework of its, or its Affiliates, direct or indirect funding operations.

Section 8.03 Amendments.

(a) No amendment or waiver of any provision of this Agreement and no consent to any departure by Holdco Borrower hereunder shall be effective unless (x) in writing signed by the Holdco Term Loan Administrative Agent, the Required New Super Senior Exit Term Lenders and Holdco Borrower and (y) in accordance with Section 10.02(c)(i) (Amendments to Holdco Term Financing Documents; Permitted Refinancings) of the Common Terms and Term Intercreditor Agreement.

(b) The Holdco Term Loan Administrative Agent hereby agrees that it shall not consent to any amendment or waiver of any provision of, or consent to any departure by Holdco Borrower under, any Holdco Term Financing Document unless expressly permitted in accordance with Section 10.02(b) (Amendments) of the Common Terms and Term Intercreditor Agreement.

Section 8.04 Common Terms and Term Intercreditor Agreement. Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the Holdco Term Loan Administrative Agent in accordance with the Common Terms and Term Intercreditor Agreement shall be binding on each New Super Senior Exit Term Lender. Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Common Terms and Term Intercreditor Agreement, the Common Terms and Term Intercreditor Agreement shall govern. Without limiting the foregoing, this Agreement shall be subject to, and governed by, the Common Terms and Term Intercreditor Agreement.

Section 8.05 Exit Funding Issue Minimum MOIC. Notwithstanding anything to the contrary herein, in the event of an Exit Funding Issue (CTCI), the economic terms with respect to Updated Primary Obligations (Lenders) shall be automatically adjusted to reflect and include the Exit Funding Issue Minimum MOIC, without any further consent or notice of any kind.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized signatories as of the day and year first above written.

GRAPEVINE ENERGY HOLDINGS, LLC,
as Holdco Borrower

By:	/s/ Noah Verleun
Name:	Noah Verleun
Title:	Chief Executive Officer & President

[Signature Page to New Super Senior Exit Term Credit Agreement]

ORION FUND II NAV HOLDCO, L.P., as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund II GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund II Holdings, LLC, its general ponnu

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

ORION FUND II PV 2 NAV HOLDCO, L.P., as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund II GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund II Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

ORION FUND II GPFA NAV HOLDCO, L.P.,
as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund II GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund II Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

[Signature Page to New Super Senior Exit Term Credit Agreement]

ORION ENERGY CREDIT OPPORTUNITIES FUND III, L.P.,
as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund III GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund III Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND III PV, L.P.,
as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund III GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund III Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES GCE CO-INVEST, L.P.,
as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund III GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund III Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

[Signature Page to New Super Senior Exit Term Credit Agreement]

ORION ENERGY CREDIT OPPORTUNITIES FUND III GPFA, L.P., as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund III GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund III Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES
FUND III GPFA PV, L.P.,
as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund III GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund III
Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES
GCE CO-INVEST B, L.P.,
as a New Super Senior Exit Term Lender

By:	Orion Energy Credit Opportunities Fund III GP, L.P., its general partner

By:	Orion Energy Credit Opportunities Fund III Holdings, LLC, its general partner

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

[Signature Page to New Super Senior Exit Term Credit Agreement]

LABOR IMPACT FUND, L.P.,
as a New Super Senior Exit Term Lender

By:	GCM Investments GP, LLC, its General Partner

By:	/s/ Todd Henigan
Name:	Todd Henigan
Title:	Authorized signatory

[Signature Page to New Super Senior Exit Term Credit Agreement]

VOYA RENEWABLE ENERGY
INFRASTRUCTURE ORIGINATOR L.P.,
as a New Super Senior Exit Term Lender

VOYA RENEWABLE ENERGY
INFRASTRUCTURE ORIGINATOR I LLC,
as a New Super Senior Exit Term Lender

By:	Voya Alternative Asset Management LLC, as Agent

By:	/s/ Edward Levin
Name:	Edward Levin
Title:	Managing Director

[Signature Page to New Super Senior Exit Term Credit Agreement]

ORION ENERGY PARTNERS TP AGENT, LLC, as Holdco Term Loan Administrative Agent

By:	/s/ Gerrit Nicholas
Name:	Gerrit Nicholas
Title:	Managing Partner

[Signature Page to New Super Senior Exit Term Credit Agreement]

EXHIBIT A
TO

CREDIT AGREEMENT

[Form of] Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth in item 9 below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]1 2 1 2 1 2 1 2 3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the New Super Senior Exit Term Credit Agreement identified in item 6 below (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “New Super Senior Exit Term Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 (the “Standard Terms and Conditions”) attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the New Super Senior Exit Term Credit Agreement, as of the Effective Date inserted by the Holdco Term Loan Administrative Agent as contemplated in item 8 below (the “Effective Date”) (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a New Super Senior Exit Term Lender] [their respective capacities as New Super Senior Exit Term Lenders] under the New Super Senior Exit Term Credit Agreement, the Common Terms and Term Intercreditor Agreement identified in item 7 below (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Common Terms and Term Intercreditor Agreement”) and any other Holdco Term Financing Document or other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in item 8 below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a New Super Senior Exit Term Lender)][the respective Assignors (in their respective capacities as New Super Senior Exit Term Lenders)] against any Person, whether known or unknown, arising under or in connection with the New Super Senior Exit Term Credit Agreement, the Common Terms and Term Intercreditor Agreement or other Holdco Term Financing Document, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	Note to Form: For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	Note to Form: For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Note to Form: Select as appropriate.
[4]	Note to Form: Include and adjust as appropriate if there are either multiple Assignors or multiple Assignees.

Exhibit A-1

1.	Assignor[s]:

2.	Assignee[s]: _____________________________

[if applicable, for each Assignee, indicate [Affiliate][Related Fund] of [identify New Super Senior Exit Term Lender]]

3.	Holdco Borrower: Grapevine Energy Holdings, LLC

4.	Holdco Term Loan Administrative Agent: Orion Energy Partners TP Agent, LLC

5.	Holdco Term Collateral Agent: Orion Energy Partners TP Agent, LLC

6.	New Super Senior Exit Term Credit Agreement: The New Super Senior Exit Term Credit Agreement, dated as of August 11, 2025, among the Holdco Borrower, each New Super Senior Exit Term Lender from time to time party thereto and the Holdco Term Loan Administrative Agent.

7.	Common Terms and Term Intercreditor Agreement: The Common Terms and Term Intercreditor Agreement, dated as of August 11, 2025, among the Holdco Borrower, the Holdco Term Loan Administrative Agent, the Holdco Term Collateral Agent and CTCI Americas, Inc.

8.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of New Super Senior Exit Term Loans of Assignor[s]	Amount of New Super Senior Exit Term Loans Assigned[1]	Percentage Assigned of New Super Senior Exit Term Loans6 7 * *
		$	$		%
		$	$		%
		$	$		%

9.	Effective Date:, 20[7] ____________ ______ ______

10.	[[Each][The] Assignor attaches the Note[s] held by it [and requests that the Holdco Term Loan Administrative Agent exchange such Note[s] for new Note[s] payable to the [respective] Assignee in [an amount/amounts] equal to the New Super Senior Exit Term Loan[s] assumed by the [respective] Assignee pursuant hereto [and to the [respective] Assignor in [an amount/amounts] equal to the New Super Senior Exit Term Loan[s] retained by the [respective] Assignor].][8]

[5]	Note to Form: Include if the Assignee holds a Note, adjusting language as appropriate if the Assignee also elects to hold Notes.
[6]	Note to Form: Set forth, to at least 9 decimals, as a percentage of the New Super Senior Exit Term Loans of all New Super Senior Exit Term Lenders thereunder.

[7]	Note to Form: To be inserted by Holdco Term Loan Administrative Agent and to be the effective date of recordation of transfer in the register therefor (following receipt of Holdco Borrower’s consent, if applicable).
[8]	Note to Form: Include if the Assignee holds a Note, adjusting language as appropriate if the Assignee also elects to hold Notes.

Exhibit A-2

The terms set forth in this Assignment and Assumption are hereby agreed to as of the Effective Date:8

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[8]	Note to Form: Add signature blocks as necessary.

Exhibit A-3

Accepted by:

ORION ENERGY PARTNERS TP AGENT, LLC, as Holdco Term Loan Administrative Agent

By:
Name:
Title:

[Consented to: ]

[GRAPEVINE ENERGY HOLDINGS, LLC, as Holdco Borrower][10]

By:
Name:
Title:

[10]	Note to Form: To be included when the Holdco Borrower’s consent is required pursuant to Section 8.02(b) of the New Super Senior Exit Term Credit Agreement.

Exhibit A-4

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1	Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the New Super Senior Exit Credit Agreement, the Common Terms and Term Intercreditor Agreement or any other Holdco Term Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Holdco Term Financing Documents, the Common Terms and Term Intercreditor Agreement or any collateral thereunder, (iii) the financial condition of the Holdco Borrower, any of its Affiliates or any other Person obligated in respect of any Holdco Term Financing Document or the Common Terms and Term Intercreditor Agreement or (iv) the performance or observance by the Holdco Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Holdco Term Financing Document or the Common Terms and Term Intercreditor Agreement.

1.2	Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a New Super Senior Exit Term Lender under the New Super Senior Exit Term Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.02(b) of the New Super Senior Exit Term Credit Agreement (subject to such consents, if any, as may be required under Section 8.02(b) of the New Super Senior Exit Term Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the New Super Senior Exit Term Credit Agreement, the Common Terms and Term Intercreditor Agreement and the other Holdco Term Financing Documents to which the Assignor[s] [was][were] party as a New Super Senior Exit Term Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a New Super Senior Exit Term Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the New Super Senior Exit Term Credit Agreement, the Common Terms and Term Intercreditor Agreement and the other Holdco Term Financing Documents to which the Assignor[s] [was][were] party, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.07 of the Common Terms and Term Intercreditor Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) [it has duly executed and delivered to the Holdco Term Loan Administrative Agent an Administrative Questionnaire,][11] (vii) it has, independently and without reliance upon the Holdco Term Loan Administrative Agent or any other New Super Senior Exit Term Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (ix) if it is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Holdco Borrower is organized (or any treaty to which such jurisdiction is a party), attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the New Super Senior Exit Term Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) [it will pay to the Holdco Term Loan Administrative Agent, on or before the Effective Date, a processing and recordation fee in an amount of US $3,500.00,]11 11 11 11 12 (ii) it will, independently and without reliance on the Holdco Term Loan Administrative Agent, [the] [any] Assignor or any other New Super Senior Exit Term Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Holdco Term Financing Documents or the Common Terms and Term Intercreditor Agreement, and [(ii)] [(iii)] it will perform in accordance with their terms all of the obligations which by the terms of the Holdco Term Financing Documents and the Common Terms and Term Intercreditor Agreement are required to be performed by it as a New Super Senior Exit Term Lender.

2.	Payments. From and after the Effective Date, the Holdco Term Loan Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

3.	General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counteipaits. which together shall constitute one instrument. Delivery oi' an executed counterpart oi'a signature page oi'this .Assignment and .Assumption by telecopy shall be effective as deliveiy- of a manually executed counteipait of this .Assignment and .Assumption. This .Assignment and Assumption shall be governed by, and constiued in accoidance with. the law of the State of New Yoik.

[11]	Note to Form: Delete if there is an assignment to a New Super Senior Exit Term Lender pursuant to Section 8.02(b)(v) of the New Super Senior Exit Term Credit Agreement.

[12]	Note to Form: Delete with respect to Affiliate Assignees in accordance with Section 8.02(b)(iv) of the New Super Senior Exit Term Credit Agreement.

Exhibit A-5

EXHIBIT B
TO

CREDIT AGREEMENT

Form of New Super Senior Exit Term Loan Note

THIS NOTE AND THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBJECT TO THE TERMS SET FORTH IN THAT CERTAIN COMMON TERMS AND TERM INTERCREDITOR AGREEMENT, DATED AUGUST 11, 2025, AMONG ORION ENERGY PARTNERS TP AGENT, LLC, AS HOLDCO TERM LOAN ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AND THE NEW SUPER SENIOR EXIT TERM LENDERS AND AS HOLDCO TERM COLLATERAL AGENT (EACH SUCH TERM AS DEFINED THEREIN), CTCI AMERICAS, INC. AND THE HOLDCO BORROWER.

$[●]	[●], 20[●]

New York, New York

FOR VALUE RECEIVED, the undersigned (the “Holdco Borrower”), hereby promises to pay to [●] (the “New Super Senior Exit Term Lender”), at the office of the Holdco Term Loan Administrative Agent as provided for by the New Super Senior Exit Term Credit Agreement referred to below, for the account of the New Super Senior Exit Term Lender, the principal sum of $[●] (or such lesser amount as shall equal the aggregate unpaid principal amount of the New Super Senior Exit Term Loans made by the New Super Senior Exit Term Lender to the Holdco Borrower under the New Super Senior Exit Term Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the New Super Senior Exit Term Credit Agreement, and to pay interest on the unpaid principal amount of each such New Super Senior Exit Term Loan, at such office, in like money and funds, for the period commencing on the date of such New Super Senior Exit Term Loan until such New Super Senior Exit Term Loan shall be paid in full, at the rate per annum and on the dates provided in the New Super Senior Exit Term Credit Agreement.

The date, amount and interest rate of each New Super Senior Exit Term Loan made by the New Super Senior Exit Term Lender to the Holdco Borrower, and each payment made on account of the principal thereof, shall be recorded by the New Super Senior Exit Term Lender on its books and, prior to any transfer of this Note, endorsed by the New Super Senior Exit Term Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the New Super Senior Exit Term Lender to make any such recordation or endorsement shall not affect the obligations of the Holdco Borrower to make a payment when due of any amount owing under the New Super Senior Exit Term Credit Agreement or hereunder in respect of the New Super Senior Exit Term Loans made by the New Super Senior Exit Term Lender.

This Note evidences New Super Senior Exit Term Loans made by the New Super Senior Exit Term Lender under the Credit Agreement, dated as of August 11, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “New Super Senior Exit Term Credit Agreement”), among the Holdco Borrower, each New Super Senior Exit Term Lender from time to time party thereto, and the Holdco Term Loan Administrative Agent. Terms used but not defined in this Note have the respective meanings assigned to them in the New Super Senior Exit Term Credit Agreement.

The New Super Senior Exit Term Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the New Super Senior Exit Term Loans upon the terms and conditions specified therein.

Except as permitted by Section 8.02 of the New Super Senior Exit Term Credit Agreement, this Note may not be assigned by the New Super Senior Exit Term Lender to any other Person.

Exhibit B-1

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

GRAPEVINE ENERGY HOLDINGS, LLC,
as Holdco Borrower

By:
Name:
Title:

Exhibit B-2

Schedule of New Super Senior Exit Term Loans

This Note evidences New Super Senior Exit Term Loans made under the within described New Super Senior Exit Term Credit Agreement to the Holdco Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, subject to the payments and prepayments of principal set forth below:

Date	Principal Amount of New Super Senior Exit Term Loan	Interest Rate	Amount Paid or Prepaid	Notation made by

Exhibit B-3

EXHIBIT C
TO

CREDIT AGREEMENT

Form of Borrowing Request

[INSERT DATE]13

Orion Energy Partners TP Agent, LLC, as Holdco Term Loan Administrative Agent

292 Madison Avenue, Suite 2500

New York, NY 10017

Attention: Ethan Shoemaker and Mark Friedland

Email: Ethan@OIC.com; Mark@OIC.com; ProjectGoldenBear@OIC.com

RE: GRAPEVINE ENERGY HOLDINGS, LLC

Ladies and Gentlemen:

The undersigned refers to that certain New Super Senior Exit Term Credit Agreement, dated as of August 11, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “New Super Senior Exit Term Credit Agreement”), among, GRAPEVINE ENERGY HOLDINGS, LLC, a Delaware limited liability company (the “Holdco Borrower”), each New Super Senior Exit Term Lender from time to time party thereto and the Holdco Term Loan Administrative Agent. All capitalized terms used herein shall have the respective meanings specified in the New Super Senior Exit Term Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

The undersigned hereby requests a borrowing of New Super Senior Exit Term Loans under the New Super Senior Exit Term Credit Agreement (the “Proposed Borrowing”), as follows:

(1) The aggregate amount of the Proposed Borrowing of New Super Senior Exit Term Loans by the Holdco Borrower is $[●].

(2) The date of the Proposed Borrowing is [●], which is a Business Day (the “Drawdown Date”).

[signature page follows]

[13]	Note to Form: In accordance with Section 2.01(c) of the New Super Senior Exit Term Credit Agreement, to be dated and delivered to the Holdco Term Loan Administrative Agent thirteen (13) Business Days before the date of the proposed borrowing date (or three (3) Business Days for the initial borrowing on the Closing Date).

Exhibit C-1

GRAPEVINE ENERGY HOLDINGS, LLC,
as Holdco Borrower

By:
Name:
Title:

Exhibit C-2

ANNEX I

TO

CREDIT AGREEMENT

New Super Senior Exit Term Loans

[***]

ANNEX II

TO

CREDIT AGREEMENT

Lending Offices

[***]